UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2009

MICHAEL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-112714	13-4151741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 400, Minnetonka, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 258-4000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 1, 2009, Michael Foods, Inc. (“Company”) entered into an Amended and Restated Credit Agreement (“Agreement”). The Agreement provides for a $75 million revolving line of credit and a $200 million Term Loan A, each maturing November 1, 2012, and a $250 million Term Loan B, maturing May 1, 2014. Bank of America, N. A. is administrative agent under the Agreement. The Agreement replaces a $100 million revolving line of credit, and a Term Loan B facility under which the Company had approximately $427 million outstanding. The Company’s use of the replaced revolving line of credit was limited to letter-of-credit purposes, with less than $7 million drawn; no changes are anticipated in use of the new revolving line of credit. Each component of the Agreement priced at a discount to par. The interest rate on the revolver and Term Loan A portions of the Agreement is LIBOR plus 4%, the interest rate on the Term Loan B is LIBOR plus 4.5%, and there is a 2% LIBOR floor in all cases. The security agreements and guarantees under the replaced facility were affirmed and no such new agreements were entered into.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On May 1, 2009, Michael Foods, Inc. (“Company”) entered into an Amended and Restated Credit Agreement (“Agreement”). The Agreement provides for a $75 million revolving line of credit and a $200 million Term Loan A, each maturing November 1, 2012, and a $250 million Term Loan B, maturing May 1, 2014. Bank of America, N. A. is administrative agent under the Agreement. The Agreement replaces a $100 million revolving line of credit, and a Term Loan B facility under which the Company had approximately $427 million outstanding. The Company’s use of the replaced revolving line of credit was limited to letter-of-credit purposes, with less than $7 million drawn; no changes are anticipated in use of the new revolving line of credit. Each component of the Agreement priced at a discount to par. The interest rate on the revolver and Term Loan A portions of the Agreement is LIBOR plus 4%, the interest rate on the Term Loan B is LIBOR plus 4.5%, and there is a 2% LIBOR floor in all cases. The security agreements and guarantees under the replaced facility were affirmed and no such new agreements were entered into.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.57

Amended and Restated Credit Agreement dated as of May 1, 2009 among Michael Foods, Inc., as the Borrower, M-Foods Holdings, Inc., Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, The Other Lenders Party Hereto, Banc of America Securities LLC as Lead Arranger and Book Manager, Cooperatieve Centrale

Raiffeisen – Boerenleenbank B.A., “Rabobank International”, New York Branch, as Syndication Agent, and Bank of Tokyo-Mitsubishi UFJ Trust Company and Northwest Farm Credit Services, PCA, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009	By	/s/ Gregg A. Ostrander
Gregg A. Ostrander
	Its	Executive Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.57

Amended and Restated Credit Agreement dated as of May 1, 2009 among Michael Foods, Inc., as the Borrower, M-Foods Holdings, Inc., Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, The Other Lenders Party Hereto, Banc of America Securities LLC as Lead Arranger and Book Manager, Cooperatieve Centrale

Raiffeisen – Boerenleenbank B.A., “Rabobank International”, New York Branch, as Syndication Agent, and Bank of Tokyo-Mitsubishi UFJ Trust Company and Northwest Farm Credit Services, PCA, as Co-Documentation Agents.

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